UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2011

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)           On February 22, 2011, Andrew Wang announced that he was retiring and resigning from the board of directors (the “Board”) of OmniVision Technologies, Inc. (“OmniVision”), effective as of February 24, 2011.  Mr. Wang served as an independent director of OmniVision and as a member of each of the Audit Committee, Compensation Committee and the Nominating and Governance Committee of the Board.  As a result of Mr. Wang’s resignation, OmniVision currently has two independent directors out of four total members of the Board.  In accordance with the Nasdaq Listing Rules, on February 24, 2011, OmniVision notified Nasdaq that as a result of Mr. Wang’s retirement and the resulting vacancy in the Board, a majority of the Board is not comprised of independent directors and that its Audit Committee will temporarily only consist of two independent directors.  In accordance with the Nasdaq Listing Rules, Nasdaq will provide OmniVision with a cure period in order to regain compliance by its next annual shareholders’ meeting, currently scheduled to occur in September 2011.

OmniVision is currently conducting a search for a qualified candidate to fill the vacancy left on its Board and expects that it will regain compliance with Nasdaq Listing Rules within the cure period provided.

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)               Resignation of Director

Mr. Wang, a member of the Board since January 2004, advised OmniVision on February 22, 2011 that he was retiring and resigning from the Board effective immediately.  Mr. Wang’s resignation was not the result of any disagreement with OmniVision on any matters relating to OmniVision’s operations, policies or practices.

(e)                Profit Sharing/Bonus Plan

On February 22, 2011, the Compensation Committee of the Board of directors of OmniVision approved profit sharing payments under OmniVision’s Executive Officer Profit Sharing/Bonus Plan (the “Plan”) for the third fiscal quarter ended January 31, 2011.  The profit sharing payments are consistent with the terms of the Plan and will be paid to certain executive officers of OmniVision.  The following is a list of the “named executive officers” (as such term is defined by the rules of the Securities and Exchange Commission) that will be receiving a profit sharing payment under the Plan:

Name of Officer	Profit Sharing Amount
Shaw Hong	$40,000
Anson Chan	$20,000
Y. Vicky Chou	$32,000
Dr. Henry Yang	$32,000
Aurelio Cisneros	$29,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

Date:  February 24, 2011